Fund Name
DWS EAFE EQUITY INDEX FUND
Additional holdings of the securities
of its regular brokers or dealers or
of their parents that derive more than
15% of gross revenues from
securities-related activities
(item # 25)

Broker, Dealer or Parent Name
 IRS
Number
Type of
Security
Value of any
Securities
owned at end
of current
period ($000's
omitted)
Kerry Properties Ltd.

Equity
109
Legal & General Group PLC

Equity
172
Lend Lease Corp., Ltd.

Equity
71
Leopalace21 Corp.

Equity
44
Lloyds Banking Group PLC

Equity
582
London Stock Exchange Group PLC

Equity
60
Macquarie Group Ltd.

Equity
308
Man Group PLC

Equity
242
Mapfre SA

Equity
71
Marfin Investment Group SA

Equity
93
Mediobanca SpA

Equity
183
Mediolanum SpA

Equity
33
Mitsubishi Estate Co., Ltd.

Equity
630
Mitsubishi UFJ Financial Group, Inc.

Equity
1,862
Mitsubishi UFJ Lease & Finance Co., Ltd.

Equity
47
Mitsui Fudosan Co., Ltd.

Equity
485
Mitsui Sumitomo Insurance Group Holdings,
Inc.

Equity
359
Mizuho Financial Group, Inc.

Equity
730
Shinko Securities Co., Ltd.

Equity
37
Mizuho Trust & Banking Co., Ltd.

Equity
48
Banca Monte dei Paschi di Siena SpA

Equity
121
Muenchener Rueckversicherungs-Gesellschaft
AG

Equity
890
Natixis

Equity
60
National Australia Bank Ltd.

Equity
1,093
National Bank of Greece SA

Equity
422
New World Development Co., Ltd.

Equity
156
NIPPONKOA Insurance Co., Ltd.

Equity
122
Nishi-Nippon City Bank Ltd.

Equity
40
Nomura Holdings, Inc.

Equity
691
Nomura Real Estate Holdings, Inc.

Equity
31
Nordea Bank AB

Equity

818
NTT Urban Development Corp.

Equity

24
Old Mutual PLC

Equity

229
ORIX Corp.

Equity

201
Oversea-Chinese Banking Corp., Ltd.

Equity

397
Pargesa Holding SA

Equity

43
Perpetual Ltd.

Equity

30
Pohjola Bank PLC

Equity

29
Promise Co., Ltd.

Equity

34
Prudential PLC

Equity

526
QBE Insurance Group Ltd.

Equity

486
Raiffeisen International Bank-Holding AG

Equity

65
Resona Holdings, Inc.

Equity

223
Royal Bank of Scotland Group PLC

Equity

344
RSA Insurance Group PLC

Equity

193
Sampo Oyj

Equity

250
Sapporo Hokuyo Holdings, Inc.

Equity

23
Schroders PLC

Equity

52
SCOR SE

Equity

105
Seven Bank Ltd.

Equity

26
Shinsei Bank Ltd.

Equity

67
The Shizuoka Bank Ltd.

Equity

198
Singapore Exchange Ltd.

Equity

147
Sino Land Co., Ltd.

Equity

81
Skandinaviska Enskilda Banken AB

Equity

202
Societe Generale

Equity

830
Sompo Japan Insurance, Inc.

Equity

206
Sony Financial Holdings, Inc.

Equity

74
Standard Chartered PLC

Equity

1,161
Standard Life PLC

Equity

229
Sumitomo Mitsui Financial Group, Inc.

Equity

1,221
Sumitomo Realty & Development Co., Ltd.

Equity

218
Sumitomo Trust & Banking Co., Ltd.

Equity

237
Sun Hung Kai Properties Ltd.

Equity

553
Suncorp-Metway Ltd.

Equity

233
The Suruga Bank Ltd.

Equity

57
Svenska Handelsbanken AB

Equity

287
Swedbank AB

Equity

63
Swiss Life Holding AG

Equity

100
Swiss Re

Equity

344
T&D Holdings, Inc.

Equity

174
Tokio Marine Holdings, Inc.

Equity

640
Tokyo Tatemono Co., Ltd.

Equity

66
Tokyu Land Corp.

Equity

72
Topdanmark AS

Equity

72
Trygvesta AS

Equity

54
UBI Banca-Unione di Banche Italiane ScpA,

Equity

1
UBI Banca-Unione di Banche Italiane ScpA

Equity

246
UBS AG

Equity

1,172
UniCredit SpA

Equity

1,180
Unipol Gruppo Finanziario SpA

Equity

19
United Overseas Bank Ltd.

Equity

378
UOL Group Ltd.

Equity

38
Vienna Insurance Group

Equity

50
Westpac Banking Corp.

Equity

1,539
Wheelock & Co., Ltd.

Equity

67
Wing Hang Bank Ltd.

Equity

53
Yamaguchi Financial Group, Inc.

Equity

79
Zurich Financial Services AG

Equity

852